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                                                              Exhibit 10.07(d)

                               AMENDMENT NO. 3
                         TO THE AMENDED AND RESTATED
                        1987 NON-EMPLOYEE DIRECTOR'S
                            STOCK OPTION PLAN OF
                        MERIDIAN NATIONAL CORPORATION


1. Section 3 of the Plan is hereby amended to increase the number of Shares reserved for use, upon the exercise of Options to be granted from time to time under the Plan, from Fifty (50,000) Thousand Shares to One Hundred Fifty Thousand (150,000) Shares.

2. Section 5 of the Plan is hereby amended by deleting the first paragraph thereof and substituting the following therefor:

                "An Option to purchase Two Thousand Five Hundred (2,500) Shares shall be automatically granted on the 31st of May of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, beginning on May 31, 1996, to each Director who, during the twelve (12) months preceding the date of grant, has not been an employee of the Company and its subsidiaries or been eligible to receive any award under any other benefit plan of the Company or its Affiliates entitling him to acquire stock, stock options or stock appreciation rights of the Company or any of its Affiliates. In addition, an Option to purchase Ten Thousand Shares shall be automatically granted to each of the existing Directors as of June 6, 1995 and to all incoming Directors in the year such incoming Director becomes a member of the Board, which Options will be fully vested when and if such Director has been a member of the Board for at least twelve
        (12) consecutive months and who during the twelve (12) months preceding the date of grant, has not been an employee of the Company and its subsidiaries or been eligible to receive any award under any other benefit plan of the Company or its Affiliates entitling him to acquire stock options or stock appreciation rights of the Company or any of its Affiliates. Notwithstanding the foregoing, if the number of shares available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining shares available under the Plan; provided however, that if such proration results in fractional Shares, then such option shall be rounded down to the nearest number of whole Shares."

3. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

4. This Amendment No. 3 to the Plan shall be effective as of June 6, 1995. Unless this Amendment No. 3 to the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of ail shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being


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approved by the Board, this Amendment No. 3 and all Options granted under it shall be void and of no force and effect.